EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75344), Form S-8 (No. 333-97435), Form S-8 (No. 333-108373), Form S-8 (No. 333-124465), Form S-8 (No. 333-124466), Form S-8 (No. 333-128534), and Form S-8 (No. 333-128536) of MedicalCV, Inc. of our report dated July 8, 2005, except as to Notes 4, 13 and 16 for which the date is March 10, 2006, relating to the financial statements which appears in this Form 10-KSB/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 17, 2006